EXHIBIT 99.1





PRESS RELEASE                                        OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE                                CONTACT:
May 3, 2004                                          CHRISTINE M. RUSH
                                                     CHIEF FINANCIAL OFFICER
                                                     (301) 645-0333


OLD LINE BANCSHARES, INC. FIRST QUARTER NET INCOME RISES 42.53%

WALDORF, MD. (NASDAQ: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income for the quarter ended March 31, 2004 rose 42.53% to $180,346 from $126,536 for the quarter ended March 31, 2003. Basic and fully diluted earnings per share were each $0.10 in the first three months of 2004, compared to $0.15 and $0.14, respectively, for the same period in 2003. The 897,000 additional shares issued during the public offering in June 2003, as restated for the 200% stock dividend paid October 10, 2003, negatively impacted earnings per share. Although we grew the loan portfolio 6.65% during the three month period ended March 31, 2004 as compared to December 31, 2003, we expect lower earnings per share than for historical periods until we more fully leverage the proceeds obtained in the capital offering. Additionally, during the three months ended March 31, 2003, income before income taxes included gain on the sale of securities of $41,102. We sold no investment securities during the three month period ended March 31, 2004. Excluding the securities gain, income before income taxes increased 87.65% from $145,989 at March 31, 2003 to $273,953 at March 31, 2004. For the three months ended March 31, 2004 income before income taxes was $273,953 compared to $187,091 at March 31, 2003.

Total assets were $98 million on March 31, 2004. This represented an $8.5 million or 9.50% increase over the December 31, 2003 level of $89.5 million.

At March 31, 2004, total loans, net of allowance, grew to $63.5 million, as compared to $59.5 million at December 31, 2003, representing an increase of 6.65%. The growth in the loan portfolio continues to reflect Old Line Bank's higher lending limit and, as a result, its ability to retain a higher portion of loans previously participated to other financial institutions. It also reflects the hiring of additional relationship officers, the opening of the Clinton, Maryland branch in September 2002 and increased business development efforts. We believe all of these items have continued to improve our market recognition in the suburban Maryland market area (Washington, D.C. suburbs).

The allowance for loan losses was $589,725 or 0.93% of loans at March 31, 2004, compared to $547,690 or 0.91% of loans at December 31, 2003. Asset quality remained strong with no non-performing loans and no loans past due more than 90 days at March 31, 2004.

Deposits totaled $78.4 million at March 31, 2004, which represents a $9.1 million or 13.13% increase from $69.3 million of total deposits at December 31, 2003. Deposits grew as a result of increased marketing efforts.

Total stockholders' equity was $13.2 million at March 31, 2004 and $12.8 million at December 31, 2003. Stockholders' equity increased during the first three months of 2004 as a result of net income of $180,346, $83,327 in proceeds received from stock options exercised and the income tax benefits received from the exercise of some of these options, a $166,301 net increase in the carrying value of available for sale securities, less a $53,157 dividend payment in March 2004.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George's County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George's, Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

This press release includes disclosure and discussion on the income before income taxes that are non-GAAP financial measures as defined in Securities and Exchange Commission ("SEC") Regulation G. Management believes that these measures are better indicators of operating performance than the GAAP-based measures of income before income taxes. A complete reconciliation of the GAAP-based and non-GAAP information included in this press release is provided in the schedule below. Non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to Old Line Bancshares, Inc.'s Registration Statement on Form 10-SB and Old Line Bancshares, Inc.'s periodic reports on Form 10-KSB and 10-QSB filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


                    Old Line Bancshares, Inc. & Subsidiary
                                 Consolidated
                                Balance Sheets



                                    Assets
                                                                                      March 31,          December 31,
                                                                                        2004                 2003
                                                                                -------------------   -------------------
                                                                                    (unaudited)
Cash and due from banks                                                                $ 3,609,917           $ 2,477,119
Federal funds sold                                                                       8,020,498             4,002,828
Time deposits in other banks                                                               700,000               700,000
Investment securities available for sale                                                16,804,813            17,381,519
Investment securities held to maturity                                                   1,705,737             1,803,812
Loans, less allowance for loan losses                                                   63,475,167            59,517,690
Restricted equity securities at cost                                                       868,450               818,450
Bank premises and equipment                                                              2,251,708             2,279,669
Accrued interest receivable                                                                349,759               315,326
Deferred income taxes                                                                            -                60,925
Other assets                                                                               171,922               178,465
                                                                                     -------------         -------------
                                                                                       $97,957,971          $ 89,535,803
                                                                                     =============         =============

                     Liabilities and Stockholders' Equity

Deposits
   Noninterest-bearing                                                                $ 20,908,938          $ 19,902,350
   Interest bearing                                                                     57,445,210            49,422,727
                                                                                     -------------         -------------
       Total deposits                                                                   78,354,148            69,325,077
Borrowed funds                                                                           6,000,000             7,000,000
Accrued interest payable                                                                   157,151               149,831
Income tax payable                                                                          97,459               130,675
Deferred income taxes                                                                       13,207                     -
Other liabilities                                                                          131,340               102,566
                                                                                     -------------         -------------
                                                                                        84,753,305            76,708,149
Stockholders' equity
Common stock, par value $.01 per share in 2004 and 2003;
   authorized 5,000,000 shares in 2004 and 2003;
   issued and outstanding 1,776,394.50 in 2004 and 1,756,894.5 in 2003                    $ 17,764              $ 17,569
Additional paid-in-capital                                                              12,446,229            12,362,902
Retained earnings                                                                          644,286               517,097
                                                                                     -------------         -------------
                                                                                        13,108,279            12,897,568
Accumulated other comprehensive income                                                      96,387               (69,914)
                                                                                     -------------         -------------
                                                                                        13,204,666            12,827,654
                                                                                     -------------         -------------
                                                                                      $ 97,957,971          $ 89,535,803
                                                                                     =============         =============




                     Old Line Bancshares, Inc. & Subsidiary
                        Consolidated Statements of Income

                                                                Three Months Ended
                                                                    March 31,
                                                           --------------------------
                                                               2004           2003
                                                           -----------    -----------
                                                                   (unaudited)
Interest Revenue
   Loans, including fees                                   $  904,238     $  765,947
   U.S. Treasury securities                                    23,518           --
   U.S. government agency securities                           78,281        129,469
   Mortgage backed securities                                  33,329         26,917
   Tax exempt securities                                       25,137         17,377
   Federal funds sold                                           6,872         12,339
   Other                                                       14,863         10,377
                                                           -----------    -----------
       Total interest revenue                              $1,086,238     $  962,426
                                                           -----------    -----------

Interest expense
   Deposits                                                   227,069        293,114
   Borrowed funds                                              53,333         48,534
                                                           -----------    -----------
       Total interest expense                                 280,402        341,648
                                                           -----------    -----------

       Net interest income                                    805,836        620,778

Provision for loan losses                                      45,000         36,000
                                                           -----------    -----------
   Net interest income after provision for loan losses        760,836        584,778
                                                           -----------    -----------

Noninterest revenue
   Service charges on deposit accounts                         59,307         56,621
   Other fees and commissions                                  98,920         48,495
   Gain on disposal of assets                                    --           41,102
                                                           -----------    -----------
       Total noninterest revenue                              158,227        146,218
                                                           -----------    -----------

Noninterest expense
   Salaries                                                   318,489        269,129
   Employee benefits                                           58,293         47,545
   Occupancy                                                   51,297         50,455
   Equipment                                                   28,350         28,062
   Data processing                                             31,780         27,648
   Other operating                                            156,901        121,066
                                                           -----------    -----------
       Total noninterest expenses                             645,110        543,905
                                                           -----------    -----------

Income before income taxes                                    273,953        187,091

Income taxes                                                   93,607         60,555
                                                           -----------    -----------
Net income                                                 $  180,346     $  126,536
                                                           ===========    ===========

Basic earning per common share                             $     0.10     $     0.15
Diluted earnings per common share                          $     0.10     $     0.14






                                                        Old Line Bancshares, Inc. & Subsidiary
                                                Consolidated Statements of Changes in Stockholder's Equity
                                                                          (unaudited)


                                                                                                       Accumulated     Comprehensive
                                                                        Additional                        other            income
                                       Common stock                      paid-in         Retained     comprehensive
                                          Shares        Par value        capital         earnings        income
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003              1,756,894.5   $    17,569     $12,362,902     $   517,097      $   (69,914)
Net income                                   --              --              --           180,346             --        $   180,346
Unrealized gain (loss) on securities
  available for sale, net
        of income taxes                      --              --              --              --            166,301          166,301
                                                                                                                        ------------
Comprehensive income                         --              --              --              --               --        $   346,647
Cash dividend $.03 per share                 --              --              --           (53,157)            --        ============
Stock options exercised                    19,500.0           195          83,327            --               --
                                        ------------  ------------    ------------    ------------     ------------
March 31, 2004                          1,776,394.5   $    17,764     $12,446,229     $   644,286      $    96,387
                                        ============  ============    ============    ============     ============







                                        Reconciliation of GAAP-based
                                         Income Before Income Taxes


                                                                March 31,
                                                                  2004                  2003
GAAP-based income before income taxes                          $ 273,953             $ 187,091
Gain on disposal of assets                                                            (41,102)
                                                               ---------             ---------
Income before taxes excluding disposal of assets               $ 273,953             $ 145,989

